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                                                                EXHIBIT 4.4

                               SIXTH AMENDMENT
                                    TO THE
                          GREAT NORTHERN PAPER, INC.
                          HOURLY 401(K) SAVINGS PLAN


EFFECTIVE JANUARY 1, 1989, the Great Northern Paper, Inc. Hourly 401(K) Savings Plan (the "Plan") is hereby amended in the following respects only:

1. ARTICLE I SHALL BE AMENDED BY ADDING THE FOLLOWING DEFINITIONS IN THEIR RESPECTIVE ALPHABETICAL POSITIONS IN ARTICLE I, BY ASSIGNING EACH OF THEM THE APPROPRIATE SECTION NUMBER ACCORDING TO THEIR ALPHABETICAL POSITIONS AND BY ADJUSTING THE SECTION NUMBERS OF THE DEFINITIONS ALREADY IN ARTICLE I AS NECESSARY:

        "1.16 ELECTIVE CONTRIBUTIONS. Elective Contributions are Employer Contributions made to a plan that were subject to a cash or deferred election under a cash or deferred arrangement (whether or not a qualified cash or deferred arrangement). No amount that has become currently available to an Employee or that is designated or treated, at the time of deferral or contribution, as an after-tax Employee Contribution may be treated as an Elective Contribution.";

        "1.17 ELECTIVE DEFERRALS. Elective Deferral means, with respect to any taxable year, the sum of:

                (a) any Employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k) to the extent not includible in a Participant's gross income for the taxable year under Code section 402
                        (e)(3) (determined without regard to the limits in Code section 402(g)), and

                (b) any Employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h) (1) (B) (determined without regard to the limits in Code section 402(g)), and

                (c) any Employer contribution to purchase an annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section 3121 (a)
                        (5) (D)); unless such contribution is made pursuant to a one-time irrevocable election made by the Employee at the time of initial eligibility to participate in the


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              agreement or is made pursuant to a similar arrangement
              involving a one-time irrevocable election specified in the Treasury Regulations under the Code, and

         (d) any Employee Contribution designated as deductible under a trust described in Code section 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code section 501(c)(18) (determined without regard to the limits in Code section 402(g)).";

       "1.20 EMPLOYEE CONTRIBUTIONS. Employee Contribution means any mandatory or voluntary contribution to the Plan that is treated at the time of contribution as an after-tax Employee Contribution and is allocated to a separate account to which attributable earnings and losses are allocated.";

       "1.23 EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contribution means, with respect to any Plan Year, the excess of:

         (a) The aggregate amount of the Matching Contributions and Employee Contributions (and including any Qualified Nonelective Contribution or Elective Deferral taken into account in computing the Actual Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions under subsection (c) of section 1.3) actually made on behalf of Highly Compensated Eligible Employees for such Plan Year, over

         (b) the maximum amount of such contributions permitted under the limitations of subsection (a) of Section 1.2 (determined by reducing contributions made on behalf of Highly Compensated Eligible Employees in order of their Actual Contribution Ratios (which ratios are described in Section 1.2 beginning with the highest of such percentages, as described below).

         The amount of Excess Aggregate Contributions for a Highly
         Compensated Eligible Employee under a plan subject to the requirements of section 401(m) will be determined in the following manner. First, the Actual Contribution Ratio (ACR) of the Highly Compensated Eligible Employee with the highest ACR is reduced to the extent necessary to satisfy the

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              contribution percentage test or cause such ratio to equal the
              ACR of the Highly Compensated Eligible Employee with the next highest ratio. Second, this process is repeated until the contribution percentage test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Eligible Employee is then equal to the total of employee, matching and other contributions taken into account for the contribution percentage test minus the product of the employee's contribution ratio as determined above and the employee's compensation.

              In the case of a Highly Compensated Eligible Employee whose Actual Contribution Ratio (ACR) is determined under the family aggregation rules, the determination of the amount of Excess Aggregate Contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described in the preceding paragraph and the Excess Aggregate Contributions are allocated to the Highly Compensated Eligible Employee to whom the contributions of each family member have been attributed.";

       "1.24 EXCESS CONTRIBUTIONS. Excess Contribution means, with respect to any Plan Year, the excess of:

         (a) the aggregate amount of Elective Contributions, (including Qualified Nonelective Contributions and
              Qualified Matching Contributions that are treated as Elective Contributions,) actually paid over to the trust on behalf of Highly Compensated Eligible Employees for such Plan Year, over

         (b) the maximum amount of such contributions permitted under the limitations of subsection (a) of Section 1.3 (determined by reducing contributions made on behalf of Highly Compensated Eligible Employees in order of the Actual Deferral Ratios beginning with the highest of such percentages, as described below).

         The amount of Excess Contributions for a Highly Compensated
         Eligible Employee will be determined in the following manner. First, the ADR of the Highly Compensated Eligible Employee with the highest ADR is reduced to the extent necessary to satisfy the Actual Deferral Percentage test or cause such ratio to equal the ADR of the Highly Compensated Eligible Employee with the next highest ratio. Second, this process is


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              repeated until the Actual Deferral Percentage test is
              satisfied. The amount of Excess Contributions for a Highly Compensated Eligible Employee is then equal to the total of elective and other contributions taken into account for the Actual Deferral Percentage test minus the product of the employee's reduced deferral ratio as determined above and the employee's Compensation.

              In the case of a Highly Compensated Eligible Employee whose ADR is determined under the family aggregation rules, the determination of the amount of Excess Contributions shall be made as follows: The ADR is reduced in accordance with the method described in the preceding paragraph and the Excess Contributions are allocated to the Highly Compensated Eligible Employee to whom contributions of each family member have been attributed.";

       "1.25  EXCESS DEFERRAL. Excess Deferral means the Elective
              Deferrals of any individual for any taxable year to the extent the amount of such deferrals for the taxable year exceeds the limit in of Section 3.6, but excluding amounts described in section 1105(c)(5) of the Tax Reform Act of 1986.";

       "1.35  MATCHING CONTRIBUTIONS. Matching Contribution means

              (a) any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee Contribution made by such Employee,


              (b) any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee's Elective Contribution, and

              (c) Any forfeiture allocated on the basis of
                  Employee Contributions, Matching Contributions or Elective Contributions.;

       "1.36 NONELECTIVE CONTRIBUTIONS. Nonelective Contribution means Employer Contributions (other than Matching Contributions) with respect to which the Employee may not elect to have the contributions paid to the Employee in cash or other benefits instead of being contributed to the Plan.";

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        "1.42 QUALIFIED MATCHING CONTRIBUTIONS. Qualified
              Matching Contribution means Matching Contributions which satisfy the requirements of (b) of the definition of Qualified Nonelective Contributions."

        "1.43 QUALIFIED NONELECTIVE CONTRIBUTIONS. Qualified
              Nonelective Contribution means any Employer contribution (other than a Matching Contribution or Elective Contribution) with respect to which:

              (a) the Employee may not elect to receive the contribution paid to the Employee in cash instead of being contributed to the Plan, and

              (b) only if such contributions are nonforfeitable when made and distributable only under the following circumstances:

                   (1) The Employee's retirement, death disability or separation from service;

                   (2) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

                   (3) The Employee's attainment of age 59 1/2 or the Employee's hardship;

                   (4)  The sale or other disposition by the
                        Employer to an unrelated corporation of
                        substantially all of the assets used in the trade or business to which the Plan relates, but only with respect to Employees who continue employment with the acquiring corporation which does not maintain the Plan after the disposition; and,

                   (5) The sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary, the acquiring entity of which does not maintain the plan after the disposition. Paragraphs 2, 4, and 5, above, apply only if Employer, as the transferor corporation, continues to maintain the Plan. Nonelective Contributions which may be treated as Matching Contributions must satisfy these requirements without

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                        regard to whether they are actually taken into account
                        as Matching Contributions."


2. SECTION 1.2 SHALL BE AMENDED TO READ AS FOLLOWS:

     "1.2 ACTUAL CONTRIBUTION PERCENTAGE ("ACP") TEST. (a) ACP Test means the actual contribution percentage test which the Plan Administrator shall perform as of the last day of each Plan Year to determine the extent to which the GNP Matching Contributions and After-Tax Contributions for such Plan Year in fact can be made, and such test shall be satisfied only if the Actual Contribution Percentage (as defined in subsection (b)) for all Highly Compensated Eligible Employees does not exceed the greater of:

               (1) One-hundred twenty-five percent (125%) of
                   the Actual Contribution Percentage for all Lower Paid Eligible Employees, or

               (2) The lesser of two (2) times the Actual Contribution
                   Percentage (as defined in subsection (c)) for all Lower Paid Eligible Employees or the Actual Contribution Percentage for all Lower Paid Eligible Employees plus two
                   (2) percentage points, where

         (b) The term "Actual Contribution Percentage" means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for each Plan Year, the average of the ratios (Actual Contribution Ratios"), calculated separately for each Eligible Employee in each such group, of (1) the sum of the GNP Matching Contributions and After-Tax Contributions made on his behalf to (2) his "compensation" (as defined in Code Section 414(s)), including Before-Tax Contributions, for that part of such Plan Year during which contributions might have been made under the terms of this Plan on his behalf from his Compensation. The Employer may elect to include compensation which is not currently includable in the Participant's gross income by reason of the application of Code Section 125 or 402(a)(8), provided such election is made consistently among all Participants.

         (c) For purposes of applying the ACP Test, all Employee and Matching Contributions that are made under two or more plans that are aggregated for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code section 401(m), the aggregated plans must

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           also satisfy Code sections 401(a)(4) and 410(b) as though they were  a single plan.

           (d) For purposes of the ACP Test only, the Employer may, to the extent permitted under Code Section 401(m)(3), elect to treat Before-Tax Contributions for a given Plan Year as GNP Matching Contributions, provided that such Before-Tax Contributions are not disregarded for purposes of the ADP Test to the extent required by Code Section 401(m)(3).

           (e) In the case of a Highly Compensated Eligible Employee ("HCEE") who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of Code section 414(q)(6), the ACR for the family group consisting of the HCEE, the HCEE's spouse and lineal ascendants and descendants (and their spouses) (which is treated as one Highly Compensated Eligible Employee) is the ACR determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are disregarded in determining the Contribution Percentages for the groups of Highly Compensated Eligible Employees and Lower Paid Eligible Employees.

           (f) In any Plan Year in which the "2.0 times, but not more than two percentage points" alternative (described in paragraph (a) (2) of both Section 1.2 and Section 1.3) must be utilized to pass both the ACP Test (as described in Section 1.2) and the ADP Test (as described in Section 1.3) + - the sum of the Actual Contribution Percentage ("ACP") and the Actual Deferral Percentage ("ADP") for Highly Compensated Eligible Employees shall not exceed the greater of:


                       (1)   (A) 1.25 times the greater of the ACP or ADP
                                 for Lower Paid Eligible Employees plus

                             (B) 2 percent plus (but not more than two
                                 times) the lesser of the ACP or ADP for
                                 Lower Paid Eligible Employees;

                       (2)   (A) 1.25 times the lesser of the ACP or ADP for
                                 Lower Paid Eligible Employees plus

                             (B) 2 percent plus the greater of (but
                                 not more than two times the lesser of) the ACP or ADP for Lower Paid Eligible Employees; or





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           (3)  the maximum permitted by the Multiple Use Test set forth in Final Treasury Regulation Section 1.401(m)-2(b) (as amended).

       (g) If this Multiple Use Test Limit is exceeded, the Employer will reduce the actual deferral percentage of the Highly Compensated Eligible Employees in the manner described in Treasury Regulation
       Section 1.401(k)-l(f)(2) as provided in Treasury Regulation Section 1.401(m)-2(c)(3).


3. SECTION 1.3 SHALL BE AMENDED TO READ AS FOLLOWS:


       "1.3 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. (a) ADP Test means the actual deferral percentage test which the Plan Administrator shall perform as of the last day of each Plan Year to determine the extent to which the contributions which each Highly Compensated Eligible Employee elects to make from his before-tax Compensation for such Plan Year in fact can be made, and such test shall be satisfied only if one of (1) or (2) is met:

                (1) The Actual Deferral Percentage (as defined in subsection
           (b)) for all Highly Compensated Eligible Employees does not exceed one-hundred twenty-five percent (125%) of the Actual Deferral Percentage for all Lower Paid Eligible Employees, or

                (2) The excess of the Actual Deferral Percentage (as defined in subsection (b)) for all Highly Compensated Eligible Employees over the Actual Deferral Percentage for all Lower Paid Eligible Employees is not more than two percentage points, and the Actual Deferral Percentage for all Highly Compensated Eligible Employees is not more than 2.0 times the Actual Deferral Percentage for all Lower Paid Eligible Employees, where

       (b) The term "Actual Deferral Percentage" means as to all Highly Compensated Eligible Employees and all Lower
       Paid Eligible Employees for each Plan Year, the average of the ratios ("Actual Deferral Ratios"), calculated separately for each Eligible Employee in each such group, of (1) the amount of his Before-Tax Contributions to be credited for such Plan Year to his Before-Tax Employee Account to (2) his "compensation" (as defined in Code Section 414(s)) for that part of such Plan Year during which contributions might have been made under the terms of this Plan on his behalf from his Compensation. The Employer may elect to include compensation which is not currently includable in the Participant's gross income by reason of the application of


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         Code Section 125 or 402(a)(8), provided such election is made consistently among all Participants.

         (c) The Employer may elect to take into account in computing the Actual Deferral Percentage for all Employees Qualified Matching Contributions and Qualified Nonelective Contributions, if the requirements of section 1.401(k)l(b)(5) of the Treasury Regulations under the Code are satisfied.

         (d) If Elective Deferrals are taken into account for purposes of the Actual Contribution Percentage Test of subsection (a) of
         Section 1.2 for any Plan Year, such contributions shall not be taken into account under subparagraph (a) of this definition of Actual Deferral Percentage for such year.

         (e) In the case of a Highly Compensated Eligible Employee who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of section 414(q)(6), the ADR for the family group (which is treated as one Highly Compensated Eligible Employee) is the ADR determined by combining the elective Deferrals, Earnings, and amounts treated as Elective Deferrals of all eligible family members. Except to the extent taken into account in the preceding sentence, the elective Deferrals, Earnings, and amounts treated as elective Deferrals of all family members are disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated Eligible Employees and Lower Paid Eligible Employees.

         (f) For purposes of applying the provisions of this subsection, all Elective Contributions that are made under two or more plans that are aggregated for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code section 401(k), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as though they were a single plan.

         (g) Excess Contributions must be corrected within two and one-half (2 1/2) months after the close of the Plan Year for which they were made.

         (h) In any Plan Year in which the "2.0 times, but not more than two percentage points" alternative (described in paragraph
         (b) of both Section 1.2 and Section 1.3) must be utilized to pass both the ACP Test (as described in Section 1.2) and the ADP Test (as described in Section 1.3) the sum of the Actual Contribution Percentage ("ACP") and

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         the Actual Deferral Percentage ("ADP") for Highly Compensated
         Eligible Employees shall not exceed the greater of:

                     (1)  (A)   1.25 times the greater of the ACP
                                or ADP for Lower Paid Eligible
                                Employees plus

                          (B)   2 percent plus (but not more than
                                two times) the lesser of the ACP or
                                ADP for Lower Paid Eligible
                                Employees;

                     (2)  (A)   1.25 times the lesser of the ACP or
                                ADP for Lower Paid Eligible
                                Employees plus

                          (B)   2 percent plus the greater of (but
                                not more than two times the lesser
                                of) the ACP or ADP for Lower Paid
                                Eligible Employees; or

                     (3) the maximum permitted by the Multiple Use Test set forth in Final Treasury Regulation
                          Section 1.401 (m)-2(b) (as amended).

     (i) If this Multiple Use Test Limit is exceeded, the Employer will reduce the actual deferral percentage of the Highly Compensated Eligible Employees in the manner described in Treasury Regulation Section 1.401(k)-l(f)(2) as provided in Treasury Regulation Section
     1.401(m)-2(c)(3)."

4. SECTION 3.1 SHALL BE AMENDED BY REPLACING TEXT OF THE LAST SENTENCE OF SUBSECTION 3.1(d) WITH THE FOLLOWING:

     "For purposes of this Section 3.1(d), "Excess Contributions" shall be defined as specified in Article I. Income allocable to an Employee's
     Excess Contributions shall be determined by multiplying the income for the Plan Year allocable to Elective Contributions and amounts treated as Elective Contributions (for purposes of this paragraph only, the "Effective Elective Contributions") by a fraction, the numerator of which is the Employee's Excess Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total account balance attributable to Effective Elective Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective Elective Contributions for the Plan Year. If Excess Contributions distributed under this subsection (d)are contributions in respect of which Matching Contributions have been made by the Employer, such Matching Contributions and income


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     allocable thereto shall be forfeited and applied to reduce Employer contributions in the Plan Years following the Plan Year in which such forfeited Matching Contributions were made."

5. SECTION 3.2 SHALL BE AMENDED BY REPLACING TEXT OF THE LAST SENTENCE OF SUBSECTION 3.2(B) WITH THE FOLLOWING:

     "For purposes of this Section 3.2(b), "Excess Aggregate Contributions" shall be defined as specified in Article I. Income allocable to an Employee's Excess Aggregate Contributions shall be determined by multiplying the income for the Plan Year allocable to Matching Contributions and Employee Contributions and any Qualified Nonelective Contributions or Elective Deferrals taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions (together, for purposes of this paragraph only, the Effective Matching/Employee Contributions") by a fraction, the numerator of which is the Employee's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of
     (i) the Employee's total account balance attributable to Effective Matching/Employee Contributions as of the beginning of the Plan Year; plus
     (ii) the Employee's Effective Matching/Employee Contributions for the Plan Year."

6.   SECTION 3.3 SHALL BE AMENDED BY REPLACING TEXT OF THE THIRD
     (I.E. THE NEXT TO LAST) SENTENCE OF SUBSECTION 3.3(b)(2) WITH THE
     FOLLOWING:

     "For purposes of this subparagraph (2), "Excess Aggregate
     Contributions" shall be defined as specified in Article I. Income allocable to an Employee's Excess Aggregate Contributions shall be determined by multiplying the income for the Plan Year allocable to Matching Contributions and Employee Contributions and any Qualified Nonelective Contributions or Elective Deferrals taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions (together, for purposes of this paragraph only, the "Effective Matching/Employee Contributions") by a fraction, the numerator of which is the Employee's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of
     (i) the Employee's total account balance attributable to Effective Matching/Employee Contributions as of the beginning of the Plan Year; plus
     (ii) the Employee's Effective Matching/Employee Contributions for the
     Plan Year."

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7.   IN ALL OTHER RESPECTS, THE PLAN IS HEREBY RATIFIED AND CONFIRMED.

     Dated at Greenville, South Carolina, this 7th day of October, 1996.




                        BOWATER INCORPORATED,
                        PLAN SPONSOR



                        BY /s/ Richard F. Frisch
                           ---------------------------------------
                           Richard F. Frisch, Its Vice President,
                           Human Resources




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